UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2005

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-09120	Public Service Enterprise Group Incorporated (a New Jersey Corporation) 80 Park Plaza P.O. Box 1171 Newark, New Jersey 07101-1171 (973) 430-7000	22-2625848
000-32503	PSEG Energy Holdings L.L.C. (a New Jersey Limited Liability Company) 80 Park Plaza-T20 Newark, New Jersey 07102-4194 (973) 430-7000	42-1544079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in this Form 8-K is filed for Public Service Enterprise Group Incorporated (PSEG) and its wholly owned subsidiary, PSEG Energy Holdings L.L.C. (Energy Holdings). Information contained herein relating to any individual company is provided by such company on its own behalf and in connection with its respective Form 8-K.

Item 8.01. Other Events

On December 22, 2005, Energy Holdings’ subsidiary, PSEG Resources L.L.C. (Resources) entered into an agreement for the sale of its interest in the Seminole Generation Station Unit 2, located in Palatka, Florida to Seminole Electric Cooperative, Inc. The sale of the 659 MW coal-fired unit was completed on December 28, 2005 for $286 million resulting in an approximate $41 million after-tax gain for Resources.

The net proceeds of $235 million, after taxes, combined with previously repatriated cash from Energy Holdings’ subsidiary, PSEG Global L.L.C., will be used to redeem all of Energy Holdings’ currently outstanding 7.75% Senior Notes due in 2007 totaling $309 million.

The approximate $41 million after-tax gain, or approximately $0.17 per share of PSEG’s common stock, was not contemplated in PSEG’s 2005 guidance of $3.15 to $3.35 per share, which PSEG last affirmed in November 2005.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

	By:	/s/ Patricia A. Rado
Patricia A. Rado Vice President and Controller (Principal Accounting Officer)

Date: December 28, 2005

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PSEG ENERGY HOLDINGS L.L.C.
(Registrant)

	By:	/s/ Patricia A. Rado
Patricia A. Rado Controller (Principal Accounting Officer)

Date: December 28, 2005